Exhibit 99.1

Kona Grill Reports First Quarter 2015 Results

- Announces Eighth Consecutive Quarter of Positive Same-Store Sales -

- Total Restaurant Sales Increase 19% -

SCOTTSDALE, AZ, May 5, 2015—Kona Grill, Inc. (NASDAQ: KONA), an American grill and sushi bar, reported financial results for the first quarter ended March 31, 2015. The Company also provided its restaurant sales and earnings outlook for the second quarter and updated other guidelines for the full year 2015.

First Quarter 2015 Highlights vs. Year-Ago Quarter

●	Restaurant sales increased 18.8% to $32.8 million.
●	Same-store sales increased 2.2% lapping a 6.2% gain from the prior year and marking growth in 18 of the last 19 quarters.
●	Opened a new restaurant in San Juan, Puerto Rico.
●	Restaurant operating profit*, a non-GAAP measure, increased 8.1% to $5.4 million compared to $5.0 million.
●

Net loss of $925,000, or ($0.08) per share compared to net income of $251,000, or $0.03 per share. The net loss includes a $0.02 per share impact from accelerated depreciation and a $0.01 per share impact from non-cash straight-line rent, for a total of $0.03 per share impact associated with the Company’s Denver restaurant that is undergoing a significant remodel. The net loss also excludes the recognition of an income tax benefit of approximately $0.02 per share as the Company continues to evaluate the valuation allowance on its deferred tax assets.

* For a reconciliation of restaurant operating profit to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why Kona Grill considers them useful, see the financial information accompanying this release.

Management Commentary

“We are pleased to report another period of solid top line results, including our eighth consecutive quarter of positive same-store sales. Our comparable restaurant sales growth of 2.2% outpaced the casual dining industry and we successfully lapped a formidable 6.2% comparison from last year. While same-store sales were slightly below our expectations due to adverse weather late in the quarter, we are confident that the core fundamentals of our business are intact,” said Berke Bakay, President and CEO of Kona Grill.

“We are further encouraged that our non-comparable restaurants continue to perform ahead of our internal forecast both on the top-line and through the realization of operating efficiencies as trends shift towards normalized and identifiable patterns. Moreover, if one were to exclude the non-cash straight-line rent and income tax items mentioned above, we would have met our EPS guidance of ($0.05),” Bakay continued.

“2015 is poised to be an exciting and transformative year for Kona Grill. By year-end, roughly 60% of our restaurants will feature our compelling and modern design, which is clearly resonating well with customers, as evidenced by our recent placement on Open Table’s List of The Top 100 Hot Spot Restaurants in America. Our restaurant in San Juan, Puerto Rico which opened on March 26th has already received outstanding early reviews and we look forward to opening our restaurant in Plano, Texas tomorrow. We will build on this momentum with our other 2015 projects, which include the development of five additional new restaurants, major remodels of our Denver and Las Vegas restaurants, and the cultivation of our new international development program,” Bakay concluded.

First Quarter 2015 Financial Results

Restaurant sales in the first quarter of 2015 increased 18.8% to $32.8 million compared to $27.6 million in the first quarter of 2014. This increase was driven by operating week growth of 17% and a same-store sales increase of 2.2% compared to 6.2% growth in the year-ago quarter. The increase in same-store sales reflects the combination of higher customer traffic, which grew 1.0% and an increase in average check per customer, which increased 1.2%. Eight non-comparable base restaurants contributed $7.3 million in restaurant sales during the first quarter of 2015, reflecting 91 operating weeks, which compares to $2.7 million in the first quarter of 2014, reflecting 34 operating weeks.

Average weekly sales for the comparable base restaurants totaled $86,600 in the first quarter of 2015 compared to $84,800 in the first quarter of 2014. Average weekly sales for the eight non-comparable base restaurants in the first quarter of 2015 totaled $80,400 compared to $79,700 for three non-comparable restaurants in the first quarter of 2014.

Restaurant operating profit*, a non-GAAP measure, increased 8.1% in the first quarter of 2015 to $5.4 million compared to $5.0 million in the same quarter last year. As a percentage of sales, restaurant operating profit was 16.4% compared to 18.1% in the first quarter of 2014.

Net loss in the first quarter of 2015 was $925,000, or ($0.08) per share, compared to net income of $251,000, or $0.03 per share in the year-ago quarter. First quarter of 2015 results exclude the recognition of an income tax benefit as the Company continues to evaluate the valuation allowance on its deferred tax assets.

At March 31, 2015, cash and cash equivalents totaled $32.0 million compared to $36.6 million at December 31, 2014. At the end of the first quarter of 2015 the Company had no outstanding borrowings against its line of credit.

Financial Guidance

For the second quarter of 2015, the Company estimates restaurant sales of $36.0 million, compared to $29.9 million in the same year-ago quarter, driven by 18.0% growth in operating weeks and an estimated 1.0% increase in same-store sales.

The Company expects to generate a slight profit, after taking into consideration approximately $0.08 per share in costs associated with preopening expenses for two restaurants scheduled to open during the second quarter of 2015 and approximately $0.02 per share in costs related to the temporary closure and remodel of the Company’s Denver restaurant. The majority of the Denver charges are accelerated depreciation and non-cash straight-line rent.

For the fiscal year 2015, the Company is reiterating gross capital expenditures of approximately $40 million, which are primarily related to new restaurant development for locations scheduled to open this year and in early 2016 and major remodeling initiatives. Tenant allowances are estimated at approximately $7 million.

In addition, the Company continues to anticipate annual general and administrative expenses of approximately $12.8 million, in support of planned operating week growth, global development infrastructure, and higher stock-based compensation expense.

The Company continues to evaluate the potential release in full or in part of the valuation allowance on its deferred tax assets. As such, the Company expects to pay $0.1 million in cash taxes and does not anticipate recognizing any significant federal income tax benefit or expense assuming no release of the valuation allowance in 2015.

Development Update

Excluding the Plano, Texas restaurant that is scheduled to open on May 6th, the Company currently has 10 leases signed for new restaurant development in the following markets: California (Irvine); Florida (Miami); Minnesota (Minneapolis); Nevada (Las Vegas); Ohio (Cincinnati); Texas (Houston and San Antonio); Tennessee (Nashville); and Virginia (Arlington and Fairfax).

As previously articulated, the Company anticipates opening seven restaurants in 2015. One restaurant has opened year-to-date, a new restaurant in Plano, Texas opens tomorrow, and a restaurant in Arlington, Virginia is scheduled to open at the end of June. The remaining four new restaurant openings are scheduled for the fall.

Conference Call

Kona Grill will hold a conference call today at 5:00 p.m. Eastern time to discuss its financial results for the first quarter ended March 31, 2015. The Company’s President and CEO Berke Bakay and CFO Christi Hing will host the call, followed by a question and answer session.

To access the conference call investors may dial-in using the toll free number of 1-888-468-2440. The conference call will be followed by a question and answer session. The conference call will be broadcast simultaneously over the internet. Please call the conference telephone number 5-10 minutes prior to the start time so that an operator may register your name and organization. A replay of the conference call will be available after 7:00 p.m. Eastern time today through June 5, 2015 by calling the toll-free number of 1-877-870-5176. International investors may use the replay number of 1-858-384-5517. To access the replay please use the ID number 7916150. The replay will also be available via the investors section of the company’s website at www.konagrill.com.

About Kona Grill

Kona Grill (NASDAQ: KONA) features American favorites with an international influence and award-winning sushi in a casually elegant atmosphere. Kona Grill owns and operates 31 restaurants, guided by a passion for quality food and personal service. Restaurants are currently located in 19 states and Puerto Rico: Arizona (Chandler, Gilbert, Phoenix, Scottsdale); Colorado (Denver); Connecticut (Stamford); Florida (Sarasota, Tampa); Georgia (Alpharetta); Idaho (Boise); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Louisiana (Baton Rouge); Maryland (Baltimore); Michigan (Troy); Minnesota (Eden Prairie); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas); Ohio (Columbus); Puerto Rico (San Juan); Texas (Austin, Dallas, El Paso, Fort Worth, Houston, San Antonio, The Woodlands); Virginia (Richmond). For more information, visit www.konagrill.com.

Forward-Looking Statements

Various remarks we make about future expectations, plans, and prospects for the Company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. These statements relate to our future financial performance and development plans, including but not limited to those relating to our sales trends and projected earnings for the second quarter of 2015, certain guidance for 2015, as well as expectations of new store openings and existing store remodels in 2015 and beyond. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the company's filings with the Securities and Exchange Commission.

KONA GRILL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2015	2014
	(Unaudited)

ASSETS
Cash and cash equivalents	$31,998	$36,578
Other current assets	2,757	2,687
Other assets	1,214	1,171
Property and equipment, net	60,125	53,934
Total assets	$96,094	$94,370

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$13,293	$12,247
Deferred rent	17,542	16,697
Stockholders’ equity	65,259	65,426
Total liabilities and stockholders’ equity	$96,094	$94,370

KONA GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
	(Unaudited)

Restaurant sales	$32,807	$27,616
Costs and expenses:
Cost of sales	9,062	7,510
Labor	11,388	9,426
Occupancy	2,357	1,843
Restaurant operating expenses	4,608	3,848
General and administrative	3,283	2,576
Preopening expense	817	390
Depreciation and amortization	2,184	1,687
Total costs and expenses	33,699	27,280
(Loss) income from operations	(892)	336
Interest expense, net	45	60
(Loss) income before income taxes	(937)	276
Income tax (benefit) expense	(12)	25
Net (loss) income	$(925)	$251

Net (loss) income per share:
Basic	$(0.08)	$0.03
Diluted	$(0.08)	$0.03

Weighted average shares outstanding:
Basic	11,235	8,609
Diluted	11,235	8,882

Comprehensive (loss) income	$(925)	$251

Reconciliation of Adjusted EBITDA and Restaurant Operating Profit to (Loss) Income from Operations

Restaurant Operating Profit and Adjusted EBITDA are not financial measures determined in accordance with U.S. generally accepted accounting principles and should not be considered in isolation or as an alternative to income from operations. Restaurant Operating Profit is defined as restaurant sales minus cost of sales, labor, occupancy and restaurant operating expenses. Restaurant Operating profit does not include general and administrative expenses, depreciation and amortization, or preopening expenses. We believe Restaurant Operating Profit is an important component of financial results because: (i) it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance; and (ii) we use Restaurant Operating Profit as a key metric to evaluate our restaurant financial performance compared to that of our competitors. Adjusted EBITDA is defined as (loss) income from operations plus depreciation and amortization, preopening expense and stock-based compensation. Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash items such as depreciation and amortization and stock-based compensation as well as the costs of opening new restaurants; (ii) we believe that investors will find these measures useful in assessing our ability to service or incur indebtedness; and (iii) we use Adjusted EBITDA internally as a benchmark to evaluate our operating performance and compare our performance to that of our competitors. Restaurant Operating Profit and Adjusted EBITDA may not be comparable to the same or similarly titled measures computed by other companies.

The table below sets forth our reconciliation of Restaurant Operating Profit and Adjusted EBITDA to income from operations, the most comparable U.S. GAAP measure (dollars in thousands):

	Three Months Ended March 31, 2015 (unaudited)
	Comp Base		Non-Comp Base		Consolidated
Restaurant sales	$25,506	100.0%	$7,301	100.0%	$32,807	100.0%
Cost of sales, labor, occupancy and restaurant operating expenses	21,150	82.9%	6,265	85.8%	27,415	83.6%
Restaurant operating profit	4,356	17.1%	1,036	14.2%	5,392	16.4%
Less: General and administrative					3,283	10.0%
Add: Stock-based compensation					(301)	-0.9%
Adjusted EBITDA					2,410	7.3%
Less: Depreciation and amortization					2,184	6.7%
Less: Preopening expense					817	2.5%
Less: Stock-based compensation					301	0.9%
(Loss) income from operations					(892)	-2.8%

	Three Months Ended March 31, 2014 (unaudited)
	Comp Base		Non-Comp Base		Consolidated
Restaurant sales	$24,953	100.0%	$2,663	100.0%	$27,616	100.0%
Cost of sales, labor, occupancy and restaurant operating expenses	20,148	80.7%	2,479	93.1%	22,627	81.9%
Restaurant operating profit	4,805	19.3%	184	6.9%	4,989	18.1%
Less: General and administrative					2,576	9.3%
Add: Stock-based compensation					(201)	-0.7%
Adjusted EBITDA					2,614	9.5%
Less: Depreciation and amortization					1,687	6.1%
Less: Preopening expense					390	1.4%
Less: Stock-based compensation					201	0.7%
(Loss) income from operations					336	1.2%

Certain amounts may not sum due to rounding.

KONA GRILL, INC.
Selected Supplemental Operating Information
($ amounts in thousands)

	Three Months Ended March 31,
	2015	2014

Restaurants opened during the period	1	1
Restaurants open at the end of the period	31	26

Comparable restaurants:
Restaurants open at end of period	23	23
Operating weeks	296	296
Average weekly sales	$86.6	$84.8
Average unit volume	$1,113	$1,090
Comparable restaurant sales percentage change	2.2%	6.2%
Restaurant operating profit margin	17.1%	19.3%

Non-comparable restaurants:
Restaurants open at end of period	8	3
Operating weeks	91	33
Average weekly sales	$80.4	$79.7
Restaurant operating profit margin	14.2%	6.9%

Kona Grill Investor Relations Contact:

Kona Grill, Inc.

Christi Hing, Chief Financial Officer

(480) 922-8100

investorrelations@konagrill.com